Exhibit 99.1

Customers Bancorp
1015 Penn Avenue
Wyomissing, PA 19610
Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Investor Contact:
Robert Wahlman, CFO 610-743-8074

CUSTOMERS BANCORP REPORTS
NET INCOME FOR SECOND QUARTER 2017
AND FIRST SIX MONTHS OF 2017

●	Q2 2017 Net Income to Common Shareholders of $20.1 million Up 15.4% Over Q2 2016
●	Q2 2017 Net Income Includes a Net Loss from Discontinued Operations of $5.2 million
●	Q2 2017 Diluted Earnings Per Common Share of $0.62 Up 5.1% from Q2 2016
●	Q2 2017 Net Income from Continuing Operations to Common Shareholders was $25.3 million Up 28.5% Over Q2 2016
●	Q2 2017 Diluted Earnings Per Common Share from Continuing Operations was $0.78 Up 16.4% from Q2 2016
●	First Six Months of 2017 Net Income to Common Shareholders of $42.2 million Up 23.1% Over First Six Months of 2016
●	First Six Months of 2017 Diluted Earnings Per Common Share of $1.29 Up 10.3% Over First Six Months of 2016
●	Q2 2017 Return on Average Assets of 0.93% Up from 0.85% for Q2 2016
●	Q2 2017 Return on Average Common Equity of 11.84% Compared to 13.07% in Q2 2016
●	Net Interest Margin Increased 0.05% in Q2 2017 to 2.78% from Q1 2017
●	Q2 2017 Book Value Per Common Share of $22.54 Up 12.8% from Q2 2016
●
June 30, 2017 Shareholders' Equity of $910 million Up 33.8% from June 30, 2016. Estimated Tier 1 Risk Based Capital was 10.94% at June 30, 2017 Compared to 8.56% at June 30, 2016, and Tangible Common Equity to Average Tangible Assets (a Non-GAAP Measure) was 6.59% at June 30, 2017 Compared to 5.71% at June 30, 2016

●	Total Assets Reached $10.9 billion at June 30, 2017 Up $1.0 billion from March 31, 2017
●	Q2 2017 Total Loans Up 6.7% to $9.0 billion, and Total Deposits from Continuing Operations Up 7.8% to $7.0 billion, from Q2 2016
●	Q2 2017 Efficiency Ratio from Continuing Operations was 40.6% Compared to Q2 2016 Efficiency Ratio from Continuing Operations of 46.5%
●	BankMobile Classified as Held for Sale and Reported as Discontinued Operations in Financial Reports

Wyomissing, PA-July 26, 2017 - Customers Bancorp, Inc. (NYSE: CUBI), the parent company of Customers Bank (collectively “Customers”), reported net income to common shareholders of $20.1 million for the second quarter of 2017 ("Q2 2017") compared to net income to common shareholders of $17.4 million for the second quarter of 2016 ("Q2 2016"), an increase of $2.7 million, or 15.4%. The reported net income includes a net loss from discontinued operations of $5.2 million. Fully diluted earnings per common share for Q2 2017 was $0.62 compared to $0.59 fully diluted earnings per common share for Q2 2016, an increase of $0.03, or 5.1%. Average fully diluted shares for Q2 2017 were 32.6 million compared to average fully diluted shares for Q2 2016 of 29.5 million. Net income from continuing operations to common shareholders after preferred stock dividends was $25.3 million for Q2 2017 compared to $19.7 million for Q2 2016, an increase of 28.5%. Fully diluted earnings per common share from continuing operations after preferred stock dividends was $0.78 for Q2 2017 compared to $0.67 for Q2 2016, an increase of 16.4%.

Customers also reported net income to common shareholders of $42.2 million for the first six months of 2017 compared to net income to common shareholders of $34.3 million for the first six months of 2016, an increase of $7.9 million, or 23.1%. The reported net income includes a net loss from discontinued operations of $6.4 million. Customers' net income from continuing operations to common shareholders after preferred stock dividends was $48.6 million for the first six months of 2017 compared to net income from continuing operations to common shareholders after preferred stock dividends of $37.7 million for the first six months of 2016, an increase of 28.9%. Fully diluted earnings per common share was $1.29 for the first six months of 2017 compared to $1.17 for the first six months of 2016, an increase of 10.3%. Fully diluted earnings per common share from continuing operations after preferred stock dividends was $1.49 for the first six months of 2017 compared to $1.28 for the first six months of 2016, an increase of 16.4%.

The following table summarizes the previously described financial results:

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per-share data)
	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Net income to common shareholders	$20,107	$17,421	15.4%	$42,240	$34,319	23.1%
Diluted earnings per common share	$0.62	$0.59	5.1%	$1.29	$1.17	10.3%
Net income from continuing operations to common shareholders (1)	$25,337	$19,712	28.5%	$48,647	$37,734	28.9%
Diluted earnings per common share from continuing operations (1)	$0.78	$0.67	16.4%	$1.49	$1.28	16.4%
(1) After preferred stock dividends
"Customers is pleased to continue to report strong earnings. We have experienced positive operating leverage for over five years now, resulting in double digit annual average increases in both GAAP and core earnings. Our asset quality continues at the highest level with non-performing loans improving during the quarter to just 0.21% of total loans, and reserves are ample at over 200% of non-performing loans. Our net interest margin increased 0.05% in the quarter as market interest rates increased, and we achieved a return of common equity of nearly 12% for Q2 2017. As we indicated to investors last quarter, Customers grew total assets through the $10 billion level during Q2 2017, reporting $10.9 billion in total assets, and $10.3 billion in average assets for Q2 2017, as of June 30, 2017," stated Jay Sidhu, Chairman and CEO of Customers. "Customers believes it is well positioned to continue growing our business organically and generate on average double digit growth in core earnings over the next five years," Mr. Sidhu continued. "Our revenues have grown at a compound annual growth rate ("CAGR") of 37% over the past five years, and our core earnings have grown at a CAGR of 101% since 2011 while our efficiency ratio has declined from 78% in 2011 to 42% for the six months ended June 30, 2017," Mr. Sidhu continued. "As a result, our book value and tangible book value per common share have both increased at a 12% CAGR since 2011," Mr. Sidhu concluded.
Other financial and business highlights for Q2 2017 compared to Q2 2016 include:

•	Customers achieved a return on average assets of 0.93% in Q2 2017 compared to 0.85% in Q2 2016, and achieved a return on average common equity of 11.84% in Q2 2017 compared to 13.07% in Q2 2016.

•
Total loans outstanding from continuing operations, including commercial loans held for sale, increased $0.6 billion, or 6.7%, to $9.0 billion as of June 30, 2017 compared to total loans of $8.4 billion as of June 30, 2016. Commercial and industrial loans, excluding commercial loans to mortgage companies increased $305 million to $1.4 billion, multi-family loans increased $214 million to $3.6 billion, commercial non-owner-occupied real estate loans increased $76 million to $1.2 billion, consumer loans increased $170 million to $0.5 billion, and commercial loans to mortgage companies decreased $163 million to $2.2 billion.

•
Total deposits from continuing operations increased by $511 million, or 7.8%, to $7.0 billion as of June 30, 2017 compared to total deposits of $6.5 billion as of June 30, 2016. Non-interest bearing demand deposit accounts increased $150 million to $662 million, interest bearing demand deposit accounts increased $133 million to $359 million, money market deposit accounts increased $515 million to $3.5 billion, and certificates of deposit accounts decreased $288 million to $2.4 billion. BankMobile deposits held for sale increased $213 million to $453 million as of June 30, 2017 compared to June 30, 2016.

•
Q2 2017 net interest income from continuing operations of $68.6 million increased $5.5 million, or 8.6%, from comparable net interest income for Q2 2016 as average interest earning assets from continuing operations increased $0.9 billion. The Q2 2017 net interest margin decreased by 5 basis points from Q2 2016 to 278 basis points. The net interest margin compression largely resulted from a 24 basis point increase in the cost of total deposits and borrowings offset in part by a 19 basis point increase in yields on loans. The net interest margin also compressed year over year in part due to increasing the securities portfolio with investments with yields lower than loan assets.

•
Customers’ Q2 2017 provision for loan losses from continuing operations totaled $0.5 million compared to a provision expense of $0.8 million in Q2 2016. The Q2 2017 provision expense included $0.4 million for loan portfolio growth and a $0.6 million increase for specifically identified loans offset in part by $0.5 million release resulting from improved asset quality and lower incurred losses than previously estimated. There were no significant changes in Customers' methodology for estimating the allowance for loan losses in Q2 2017.

•
Non-interest income from continuing operations increased $1.1 million in Q2 2017 to $7.0 million, a 19.1% increase over Q2 2016. Included in non-interest income as gains (losses) on investment securities was a $3.2 million gain resulting from the sale of investment securities and a $2.9 million impairment charge related to equity securities.

•
Non-interest expenses from continuing operations totaled $30.6 million, a decrease of $1.5 million from Q2 2016, or 4.7%. Deposit insurance assessments and non-income taxes and regulatory fees decreased $2.0 million, partially offset by an increase in salaries and employee benefits of $0.3 million. The decrease in overall non-interest expenses is attributable to management efforts focused on controlling expenses and a lower assessment rate for deposit insurance.

•
Q2 2017 income tax expense from continuing operations of $15.5 million on pre-tax income of $44.5 million represents an effective tax rate of 34.9% compared to Q2 2016 income tax expense of $14.4 million on pre-tax income of $36.1 million and an effective tax rate of 39.8%. It is expected that Customers' effective tax rate will remain in the 35% to 39% range for the remainder of 2017.

•
BankMobile, presented as discontinued operations in the financial statements as Customers has stated its intent to sell the business, reported non-interest income of $11.4 million, operating expenses of $19.8 million, and a tax benefit of $3.2 million from the operating losses resulting in a net loss of approximately $5.2 million for Q2 2017. The operating loss for BankMobile is notably larger on the consolidated income statements relative to the segment results, and is largely due to the modest funds transfer pricing benefit received by the segment for the originated deposits in the segment reporting results.

•	The Q2 2017 efficiency ratio from continuing operations was 40.6%, compared to the Q2 2016 efficiency ratio from continuing operations of approximately 46.5%.

•
The book value and tangible book value (a non-GAAP measure) per common share continued to increase, reaching $22.54 and $21.97 per share, respectively, at June 30, 2017, both reflecting a CAGR of 12% over the past five years.

•
On June 30, 2017, Customers Bancorp, Inc. issued $100 million of five-year senior debt securities paying interest at 3.95%, the net proceeds of which were contributed as Tier 1 capital to Customers Bank. As a result of this debt transaction and contribution of capital to the bank subsidiary, Customers Bank's regulatory capital ratios were increased by roughly 100 basis points.

•	Based on Customers Bancorp, Inc.'s June 30, 2017 closing stock price of $28.28, Customers was trading at approximately 1.3 times tangible book value per common share.

Q2 2017 compared to Q1 2017:

Customers’ Q2 2017 net income to common shareholders decreased $2.0 million, or 9.1%, to $20.1 million from net income to common shareholders of $22.1 million for the first quarter of 2017 ("Q1 2017"). The $2.0 million decrease in Q2 2017 net income compared to Q1 2017 net income resulted primarily from a $7.8 million increase in income tax expense from continuing operations to $15.5 million and a $4.1 million increase in net loss from discontinued operations, partially offset by an increase in net interest income of $6.2 million to $68.6 million. Examining these quarter-over-quarter changes further:

•
The $6.2 million increase in net interest income from continuing operations in Q2 2017 was largely attributable to an increase in average loan balances of approximately $0.7 billion and a five basis point increase in net interest margin as Customers' higher yielding variable commercial loan portfolio increased period over period.

•
The $2.5 million decrease in provision for loan losses from continuing operations in Q2 2017 compared to Q1 2017 resulted principally from lower provisions required for specifically identified loans as fewer loans were adversely classified during Q2 2017, and other loans were resolved with lower than previously estimated charge-offs. There was no significant change in the provision for loan loss methodology in Q2 2017.

•
Non-interest income from continuing operations, excluding the $3.2 million gain realized from the sale of investment securities in Q2 2017 and the impairment charges of $2.9 million and $1.7 million recognized on the equity securities in Q2 2017 and Q1 2017, respectively, declined $0.5 million in Q2 2017 to $6.7 million, compared to $7.1 million in Q1 2017. The Q2 2017 decline resulted primarily from lower gains realized from the sale of loans of $0.8 million and decreased income from derivative-and-hedging-related activity of $0.6 million.

•
The $0.4 million increase in non-interest expenses from continuing operations in Q2 2017 compared to Q1 2017 resulted primarily from increases in expenses for salaries and employee benefits and regulatory assessment rates and Pennsylvania shares tax expense, offset in part by a decrease in technology and communications costs.

•
The $7.8 million increase in income tax expense from continuing operations in Q2 2017 compared to Q1 2017 was primarily attributable to the $3.5 million tax benefit recognized in Q1 2017 as a result of the development of tax strategies that allow for the recognition of the tax benefit from losses recorded for impairment charges on equity securities. During Q2 2017, Customers recorded a tax benefit of $1.1 million related to impairment charges on equity securities and a lower tax benefit of $1.3 million from the increase in value for restricted stock units vesting and the exercise of stock options since the award date.

•
BankMobile's net GAAP accounting loss increased by $4.1 million to $5.2 million in Q2 2017 compared to Q1 2017 as a result of lower seasonal activity for student spending and certain costs related to system conversions in Q2 2017. BankMobile's student disbursement business is very seasonal with the second quarter as the lowest performing quarter when student enrollment is down for the summer months. Segment reporting results, which consider a transfer of interest income from the Community Business Banking segment to the BankMobile segment of $2.7 million in the second quarter for the use of low/no cost deposits, indicates a Q2 2017 BankMobile segment loss of $3.5 million.

The following table presents a summary of key earnings and performance metrics for the quarter ended June 30, 2017 and the preceding four quarters, respectively:

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per-share data)
	Q2	Q1	Q4	Q3	Q2
	2017	2017	2016	2016	2016

Net income available to common shareholders	$20,107	$22,132	$16,213	$18,655	$17,421
Basic earnings per common share ("EPS")	$0.66	$0.73	$0.56	$0.68	$0.64
Diluted EPS	$0.62	$0.67	$0.51	$0.63	$0.59
Average common shares outstanding - basic	30,641,554	30,407,060	28,978,115	27,367,551	27,080,676
Average common shares outstanding - diluted	32,569,652	32,789,160	31,581,811	29,697,207	29,504,329
Shares outstanding period end	30,730,784	30,636,327	30,289,917	27,544,217	27,286,833
Return on average assets	0.93%	1.09%	0.84%	0.89%	0.85%
Return on average common equity	11.84%	13.80%	10.45%	13.21%	13.07%
Return on average assets - pre-tax and pre-provision (1)	1.43%	1.51%	1.25%	1.51%	1.44%
Return on average common equity - pre-tax and pre-provision (2)	19.42%	20.07%	16.58%	23.59%	23.38%
Net interest margin, tax equivalent (3)	2.78%	2.73%	2.84%	2.83%	2.83%
Efficiency ratio	58.15%	56.82%	57.70%	61.06%	53.47%
Non-performing loans (NPLs) to total loans (including held-for-sale loans)	0.21%	0.33%	0.22%	0.16%	0.17%
Reserves to non-performing loans	204.59%	149.85%	215.31%	287.88%	268.98%
Net charge-offs	$1,960	$482	$770	$288	$1,060
Tier 1 capital to average assets (leverage ratio)	8.66%	9.04%	9.07%	8.18%	7.14%
Common equity Tier 1 capital to risk-weighted assets (4)	8.27%	8.51%	8.49%	7.12%	6.82%
Tier 1 capital to risk-weighted assets (4)	10.94%	11.35%	11.41%	9.90%	8.56%
Total capital to risk-weighted assets (4)	12.42%	12.99%	13.05%	11.63%	10.42%
Tangible common equity to average tangible assets (5)	6.59%	6.72%	6.66%	5.89%	5.71%
Book value per common share	$22.54	$21.62	$21.08	$20.78	$19.98
Tangible book value per common share (period end) (6)	$21.97	$21.04	$20.49	$20.16	$19.35
Period end stock price	$28.28	$31.53	$35.82	$25.16	$25.13

(1) Non-GAAP measure calculated as GAAP net income, plus provision for loan losses and income tax expense divided by average total assets.
(2) Non-GAAP measure calculated as GAAP net income available to common shareholders, plus provision for loan losses and income tax expense divided by average common equity.
(3) Non-GAAP measure calculated as GAAP net interest income, plus tax equivalent interest using a 35% statutory rate divided by average interest earning assets.
(4) Risk based regulatory capital ratios are estimated for Q2 2017.
(5) Non-GAAP measure calculated as GAAP total shareholders' equity less preferred stock and goodwill and other intangibles divided by total average assets less average goodwill and other intangibles.
(6) Non-GAAP measure calculated as GAAP total shareholders' equity less preferred stock and goodwill and other intangibles divided by common shares outstanding at period end.

Capital
Customers recognizes the importance of not only being well capitalized in the current regulatory environment but to have adequate capital buffers to absorb any unexpected shocks. "Our capital ratios declined during Q2 2017 largely due to the quarter end spike in the mortgage warehouse balances lasting typically just a few days as well as the strong growth experienced in our commercial and industrial loan portfolio and other loan portfolios," stated Mr. Sidhu. "We continue to target a Tier I leverage capital ratio of 9.0% or higher and a total risk-based capital ratio of around 13.0%, but we also need to take advantage of strong loan growth opportunities when available to us," Mr. Sidhu continued. For the quarter ending June 30, 2017, Customers is preliminarily calculating its Tier 1 leverage ratio at 8.66% and its total risk-based capital ratio at 12.42%. "We expect to reach closer to targeted capital levels in 2017 and future years with the expected gain on sale of BankMobile, retaining earnings and raising capital when considered prudent," concluded Mr. Sidhu.
BankMobile
The BankMobile division serviced about 1.7 million checking accounts, including approximately 1.2 million active deposit accounts, as of June 30, 2017. Since the acquisition of the Disbursements business in June 2016, BankMobile has added over 325,000 new deposit accounts and converted over 374,000 deposit accounts to Customers.
Managing Commercial Real Estate Concentration Risks and Providing High Net Worth Families Loans for Their Multi-Family Holdings
Customers' loans collateralized by multi-family properties were approximately 39.5% of Customers' total loan portfolio and approximately 313% of total risk-based capital at June 30, 2017, down from approximately 39.6% and 401%, respectively, at June 30, 2016. Recognizing the risks that accompany certain elements of commercial real estate ("CRE") lending, Customers has as part of its core strategies studiously sought to limit its risks and has concluded that it has appropriate risk management systems in place to manage this portfolio. Customers' total real estate construction and development exposure, arguably the riskiest area of CRE, was only $73 million at June 30, 2017.
Customers' multifamily exposures are focused principally on loans to high net worth families collateralized by multi-family properties that are of modest size and subject to what Customers believes are conservative underwriting standards. Customers believes it has a strong risk management process to manage the portfolio risks prospectively and that this portfolio will perform well even under a stressed scenario. Following are some unique characteristics of Customers' multi-family loan portfolio:

•	Principally concentrated in New York City and principally to high net worth families;

•	Average loan size is $6.8 million;

•	Median annual debt service coverage ratio is 137%;

•	Median loan-to-value is 68.09%;

•	All loans are individually stressed with an increase of 1% and 2% to the cap rate and an increase of 1.5% and 3% in loan interest rates;

•	All properties are inspected prior to a loan being granted and monitored thereafter on an annual basis by dedicated portfolio managers; and

•	Credit approval process is independent of customer sales and portfolio management process.

Customers' total CRE loan exposures subject to regulatory concentration guidelines include construction loans of $73 million, multi-family loans of $3.6 billion, and non-owner occupied commercial real estate loans of $1.2 billion, which represent 421% of total risk-based capital on a combined basis.
Asset Quality and Interest Rate Risk
Risk management is a critical component of how Customers creates long-term shareholder value, and Customers believes that two of the most important risks of banking to be understood and managed in an uncertain economy are asset quality and interest rate risk.
Customers believes that asset quality risks must be diligently addressed during good economic times with prudent underwriting standards so that when the economy deteriorates the bank's capital is sufficient to absorb all losses without threatening its ability to operate and serve its community and other constituents. "Customers adopted prudent underwriting standards in 2010 when the current management team assumed responsibility for building the Bank and has not compromised those standards," stated Mr. Sidhu. "Customers' non-performing loans at June 30, 2017 were only 0.21% of total loans, compared to our peer group non-performing loans of approximately 0.94% of total loans at March 31, 2017, and industry average non-performing loans of 1.50% of total loans at March 31, 2017. Our expectation is superior asset quality performance in good times and in difficult years," said Mr. Sidhu.
Interest rate risk is another critical element for banks to manage. A significant shift in interest rates can have a devastating effect on a bank's profitability for multiple years. Banks can position their assets and liabilities to speculate on future interest rate changes with the hope of gaining earnings by guessing the next movement in interest rates. "Customers' objective is to manage the estimated effect of future interest rate changes, up or down, to about a neutral effect on net interest income, so not speculating on whether interest rates go up or down. At June 30, 2017, we were approximately neutral in our likely interest rate forecasts," said Mr. Sidhu.
Diversified Loan Portfolio
Customers is a Business Bank that principally focuses on private banking for loan and deposit services, covering four lending activities; commercial and industrial loans to privately held businesses, multi-family loans principally to high net worth families, selected commercial real estate loans, and commercial loans and banking services to privately held mortgage companies. Commercial and industrial loans, including owner-occupied commercial real estate loans, and commercial loans to mortgage companies, were approximately $3.6 billion at June 30, 2017. Multi-family loans, or loans to high net worth families, were also approximately $3.6 billion at June 30, 2017. Non-owner occupied commercial real estate loans were approximately $1.2 billion at June 30, 2017. Consumer and residential mortgage loans make up only about 6% of the loan portfolio.

Conference Call
Date:            Thursday, July 27, 2017
Time:            9:00 AM ET
US Dial-in:        877-397-0300
International Dial-in:    913-312-1229
Participant Code:    531205

Please dial in at least 10 minutes before the start of the call to ensure timely participation. Slides accompanying the presentation will be available on the Company's website at http://customersbank.com/investor_relations.php prior to the call. A playback of the call will be available beginning July 27, 2017 at 12:00 noon ET until 12:00 noon ET on August 26, 2017. To listen, call within the United States (888)-203-1112 or 719-457-0820 when calling internationally. Please use the replay pin number 9328644.

Institutional Background
Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related business through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank with assets of approximately $10.9 billion that was named by Forbes magazine as the 35th Best Bank in America (there are over 6,200 banks in the United States). A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, Massachusetts, New Hampshire and New Jersey. Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers’ homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.
Customers Bancorp, Inc.'s voting common shares are listed on the New York Stock Exchange under the symbol CUBI. Additional information about Customers Bancorp, Inc. can be found on the Company’s website, www.customersbank.com.
“Safe Harbor” Statement
In addition to historical information, this press release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.'s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.'s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.'s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. In addition, important factors relating to the acquisition of the Disbursements business, the combination of Customers’ BankMobile business with the acquired Disbursements business, the implementation of Customers Bancorp, Inc.'s strategy regarding BankMobile, the possibility of events, changes or other circumstances occurring or existing that could result in Customers completing the planned sale of BankMobile on terms materially different than those currently being contemplated or failing to complete the planned sale of BankMobile in the time-frame anticipated by Customers or at all, the possibility that the sale of BankMobile may be more expensive to complete than anticipated, the possibility that the expected benefits of the transaction may not be achieved, the possibility of Customers incurring liabilities relating to any sale of BankMobile, and the possible effects on Customers results of operations if the sale of BankMobile is not completed in a timely fashion or at all now that Customers assets are in excess of $10 billion also could cause Customers Bancorp's actual results to differ from those in the forward-looking statements. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.'s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2016, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED - UNAUDITED
(Dollars in thousands, except per share data)
	Q2	Q1	Q2
	2017	2017	2016
Interest income:
Loans receivable, including fees	$67,036	$61,461	$59,013
Loans held for sale	17,524	13,946	17,429
Investment securities	7,823	5,887	3,638
Other	1,469	1,800	1,240
Total interest income	93,852	83,094	81,320

Interest expense:
Deposits	16,218	14,317	11,138
Other borrowings	1,993	1,608	1,620
FHLB advances	5,340	3,060	3,716
Subordinated debt	1,685	1,685	1,685
Total interest expense	25,236	20,670	18,159
Net interest income	68,616	62,424	63,161
Provision for loan losses	535	3,050	786
Net interest income after provision for loan losses	68,081	59,374	62,375

Non-interest income:
Mortgage warehouse transactional fees	2,523	2,221	3,074
Bank-owned life insurance	2,258	1,367	1,120
Gain on sale of SBA and other loans	573	1,328	285
Mortgage banking income	291	155	285
Deposit fees	258	324	278
Interchange and card revenue	126	203	160
Gains (losses) on investment securities	301	(1,703)	—
Other	641	1,532	651
Total non-interest income	6,971	5,427	5,853

Non-interest expense:
Salaries and employee benefits	16,687	16,163	16,401
Professional services	2,834	2,993	2,750
Technology, communication and bank operations	2,542	3,319	2,448
Occupancy	2,536	2,586	2,363
FDIC assessments, taxes, and regulatory fees	2,320	1,632	4,289
Loan workout	408	521	487
Other real estate owned expense (income)	160	(55)	183
Advertising and promotion	153	180	194
Other	2,927	2,808	2,970
Total non-interest expense	30,567	30,147	32,085
Income from continuing operations before income tax expense	44,485	34,654	36,143
Income tax expense	15,533	7,730	14,369
Net income from continuing operations	28,952	26,924	21,774

Loss from discontinued operations	(8,436)	(1,898)	(3,696)
Income tax benefit from discontinued operations	(3,206)	(721)	(1,405)
Net loss from discontinued operations	(5,230)	(1,177)	(2,291)
Net income	23,722	25,747	19,483
Preferred stock dividends	3,615	3,615	2,062
Net income available to common shareholders	$20,107	$22,132	$17,421

Basic earnings per common share from continuing operations	$0.83	$0.77	$0.73
Basic earnings per common share	$0.66	$0.73	$0.64
Diluted earnings per common share from continuing operations	$0.78	$0.71	$0.67
Diluted earnings per common share	$0.62	$0.67	$0.59

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED - UNAUDITED
(Dollars in thousands, except per share data)
	June 30,	June 30,
	2017	2016
Interest income:
Loans receivable, including fees	$128,497	$113,485
Loans held for sale	31,470	31,534
Investment securities	13,710	7,347
Other	3,269	2,352
Total interest income	176,946	154,718

Interest expense:
Deposits	30,535	21,347
Other borrowings	3,600	3,225
FHLB advances	8,401	5,984
Subordinated debt	3,370	3,370
Total interest expense	45,906	33,926
Net interest income	131,040	120,792
Provision for loan losses	3,585	2,766
Net interest income after provision for loan losses	127,455	118,026

Non-interest income:
Mortgage warehouse transactional fees	4,743	5,622
Bank-owned life insurance	3,624	2,243
Gain on sale of SBA and other loans	1,901	929
Deposit fees	582	531
Mortgage banking income	446	450
Interchange and card revenue	329	304
(Losses) gains on investment securities	(1,402)	26
Other	2,175	1,016
Total non-interest income	12,398	11,121

Non-interest expense:
Salaries and employee benefits	32,850	32,799
Technology, communication and bank operations	5,861	4,833
Professional services	5,827	5,071
Occupancy	5,121	4,600
FDIC assessments, taxes, and regulatory fees	3,953	8,130
Loan workout	928	905
Advertising and promotion	334	337
Other real estate owned	105	470
Other	5,735	6,812
Total non-interest expense	60,714	63,957
Income from continuing operations before income tax expense	79,139	65,190
Income tax expense	23,263	24,108
Net income from continuing operations	55,876	41,082

Loss from discontinued operations	(10,334)	(5,508)
Income tax benefit from discontinued operations	(3,927)	(2,093)
Net loss from discontinued operations	(6,407)	(3,415)
Net income	49,469	37,667
Preferred stock dividends	7,229	3,348
Net income available to common shareholders	$42,240	$34,319

Basic earnings per common share from continuing operations	$1.59	$1.40
Basic earnings per common share	$1.38	$1.27
Diluted earnings per common share from continuing operations	$1.49	$1.28
Diluted earnings per common share	$1.29	$1.17

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	June 30,	December 31,	June 30,
	2017	2016	2016
ASSETS
Cash and due from banks	$18,503	$17,485	$26,768
Interest-earning deposits	383,187	227,224	256,029
Cash and cash equivalents	401,690	244,709	282,797
Investment securities available for sale, at fair value	1,012,605	493,474	547,935
Loans held for sale	2,255,096	2,117,510	2,301,821
Loans receivable	6,723,278	6,142,390	6,114,172
Allowance for loan losses	(38,458)	(37,315)	(38,097)
Total loans receivable, net of allowance for loan losses	6,684,820	6,105,075	6,076,075
FHLB, Federal Reserve Bank, and other restricted stock	129,689	68,408	111,418
Accrued interest receivable	26,163	23,690	22,401
Bank premises and equipment, net	12,028	12,259	11,842
Bank-owned life insurance	213,902	161,494	159,486
Other real estate owned	2,358	3,108	5,066
Goodwill and other intangibles	3,633	3,639	3,645
Assets held for sale	67,796	79,271	67,101
Other assets	73,768	70,099	95,038
Total assets	$10,883,548	$9,382,736	$9,684,625

LIABILITIES AND SHAREHOLDERS' EQUITY
Demand, non-interest bearing deposits	$661,914	$512,664	$511,910
Interest-bearing deposits	6,360,008	6,334,316	5,999,330
Total deposits	7,021,922	6,846,980	6,511,240
Non-interest bearing deposits held for sale	447,325	453,394	237,654
Federal funds purchased	150,000	83,000	61,000
FHLB advances	1,999,600	868,800	1,906,900
Other borrowings	186,030	87,123	86,790
Subordinated debt	108,831	108,783	108,734
Other liabilities held for sale	22,394	31,403	32,267
Accrued interest payable and other liabilities	37,157	47,381	59,488
Total liabilities	9,973,259	8,526,864	9,004,073

Preferred stock	217,471	217,471	135,270
Common stock	31,261	30,820	27,817
Additional paid in capital	428,488	427,008	367,295
Retained earnings	235,938	193,698	158,830
Accumulated other comprehensive income (loss)	5,364	(4,892)	(427)
Treasury stock, at cost	(8,233)	(8,233)	(8,233)
Total shareholders' equity	910,289	855,872	680,552
Total liabilities & shareholders' equity	$10,883,548	$9,382,736	$9,684,625

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN (UNAUDITED)
(Dollars in thousands)
	Three months ended
	June 30,		March 31,		June 30,
	2017		2017		2016
	Average Balance	Average yield or cost (%)	Average Balance	Average yield or cost (%)	Average Balance	Average yield or cost (%)
Assets
Interest earning deposits	$201,774	1.09%	$498,364	0.79%	$213,509	0.51%
Investment securities	1,066,277	2.94%	829,730	2.88%	550,130	2.65%
Loans held for sale	1,708,849	4.11%	1,426,701	3.96%	2,056,929	3.41%
Loans receivable	6,807,093	3.95%	6,427,682	3.88%	6,050,321	3.92%
Other interest-earning assets	105,908	3.48%	75,980	4.41%	102,599	3.79%
Total interest earning assets	9,889,901	3.81%	9,258,457	3.63%	8,973,488	3.64%
Non-interest earning assets	299,598		271,606		271,495
Assets held for sale	75,834		77,478		14,209
Total assets	$10,265,333		$9,607,541		$9,259,192

Liabilities
Total interest bearing deposits (1)	$6,252,293	1.04%	$6,213,186	0.93%	$5,770,969	0.78%
Borrowings	1,951,282	1.85%	1,130,490	2.28%	2,014,452	1.40%
Total interest bearing liabilities	8,203,575	1.23%	7,343,676	1.14%	7,785,421	0.94%
Non-interest bearing deposits (1)	556,947		524,211		475,968
Non-interest bearing deposits held for sale (1)	525,853		790,983		283,405
Total deposits & borrowings	9,286,375	1.09%	8,658,870	0.97%	8,544,794	0.85%
Other non-interest bearing liabilities	46,819		50,351		51,854
Other liabilities held for sale	33,626		30,326		7,493
Total liabilities	9,366,820		8,739,547		8,604,141
Shareholders' equity	898,513		867,994		655,051
Total liabilities and shareholders' equity	$10,265,333		$9,607,541		$9,259,192

Net interest margin		2.78%		2.73%		2.83%
Net interest margin tax equivalent		2.78%		2.73%		2.83%

(1) Total costs of deposits (including interest bearing and non-interest bearing) were 0.89%, 0.77% and 0.68% for the three months ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN (UNAUDITED)
(Dollars in thousands)
	Six months ended
	June 30,		June 30,
	2017		2016
	Average Balance	Average yield or cost (%)	Average Balance	Average yield or cost (%)
Assets
Interest earning deposits	$349,250	0.88%	$198,938	0.52%
Investment securities	948,657	2.91%	556,295	2.64%
Loans held for sale	1,568,555	4.05%	1,810,164	3.50%
Loans receivable	6,618,436	3.92%	5,864,596	3.89%
Other interest-earning assets	91,026	3.87%	91,367	4.03%
Total interest earning assets	9,575,924	3.73%	8,521,360	3.65%
Non-interest earning assets	285,609		281,916
Assets held for sale	76,722		8,436
Total assets	$9,938,255		$8,811,712

Liabilities
Total interest bearing deposits (1)	$6,232,847	0.99%	$5,622,382	0.76%
Borrowings	1,543,154	2.01%	1,747,640	1.45%
Total interest-bearing liabilities	7,776,001	1.19%	7,370,022	0.93%
Non-interest-bearing deposits (1)	540,669		452,446
Non-interest bearing deposits held for sale (1)	657,686		316,027
Total deposits & borrowings	8,974,356	1.03%	8,138,495	0.84%
Other non-interest bearing liabilities	48,576		50,217
Other liabilities held for sale	31,985		2,470
Total liabilities	9,054,917		8,191,182
Shareholders' equity	883,338		620,530
Total liabilities and shareholders' equity	$9,938,255		$8,811,712

Net interest margin		2.75%		2.85%
Net interest margin tax equivalent		2.76%		2.85%

(1) Total costs of deposits (including interest bearing and non-interest bearing) were 0.83% and 0.67% for the six months ended June 30, 2017 and 2016, respectively.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN COMPOSITION (UNAUDITED)
(Dollars in thousands)
	June 30,	December 31,	June 30,
	2017	2016	2016

Commercial:
Multi-family	$3,550,375	$3,214,999	$3,336,083
Commercial & industrial (1)	3,607,128	3,487,668	3,464,567
Commercial real estate- non-owner occupied	1,216,012	1,193,715	1,139,711
Construction	61,226	64,789	99,615
Total commercial loans	8,434,741	7,961,171	8,039,976

Consumer:
Residential	447,150	194,197	264,968
Manufactured housing	96,148	101,730	107,874
Other consumer	2,561	2,726	2,873
Total consumer loans	545,859	298,653	375,715
Deferred (fees)/costs and unamortized (discounts)/premiums, net	(2,226)	76	302
Total loans	$8,978,374	$8,259,900	$8,415,993

(1) Commercial & industrial loans, including mortgage warehouse and owner occupied commercial real estate loans.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)	As of June 30, 2017					As of December 31, 2016					As of June 30, 2016
	Total Loans	Non Accrual /NPLs	Total Credit Reserves	NPLs / Total Loans	Total Reserves to Total NPLs	Total Loans	Non Accrual /NPLs	Total Credit Reserves	NPLs / Total Loans	Total Reserves to Total NPLs	Total Loans	Non Accrual /NPLs	Total Credit Reserves	NPLs / Total Loans	Total Reserves to Total NPLs
Loan Type
Originated Loans
Multi-Family	$3,396,888	$—	$12,028	—%	—%	$3,211,516	$—	$11,602	—%	—%	$3,303,076	$—	$12,368	—%	—%
Commercial & Industrial (1)	1,409,349	12,258	13,701	0.87%	111.77%	1,271,237	10,185	12,560	0.80%	123.32%	1,082,109	6,605	10,999	0.61%	166.53%
Commercial Real Estate- Non-Owner Occupied	1,185,878	—	4,593	—%	—%	1,158,531	—	4,569	—%	—%	1,092,851	—	4,390	—%	—%
Residential	111,157	610	2,169	0.55%	355.57%	114,510	341	2,270	0.30%	665.69%	119,489	32	2,240	0.03%	7,000.00%
Construction	61,226	—	716	—%	—%	64,789	—	772	—%	—%	99,381	—	1,209	—%	—%
Other Consumer	132	—	14	—%	—%	190	—	12	—%	—%	142	—	8	—%	—%
Total Originated Loans	6,164,630	12,868	33,221	0.21%	258.17%	5,820,773	10,526	31,785	0.18%	301.97%	5,697,048	6,637	31,214	0.12%	470.30%
Loans Acquired
Bank Acquisitions	157,239	4,228	4,970	2.69%	117.55%	167,946	5,030	5,244	3.00%	104.25%	192,173	6,172	6,445	3.21%	104.42%
Loan Purchases	403,635	2,075	1,030	0.51%	49.64%	153,595	2,236	1,279	1.46%	57.20%	224,649	1,818	1,684	0.81%	92.63%
Total Acquired Loans	560,874	6,303	6,000	1.12%	95.19%	321,541	7,266	6,523	2.26%	89.77%	416,822	7,990	8,129	1.92%	101.74%
Deferred (fees) costs and unamortized (discounts) premiums, net	(2,226)	—	—	—%	—%	76	—	—	—%	—%	302	—	—	—%	—%
Total Loans Held for Investment	6,723,278	19,171	39,221	0.29%	204.59%	6,142,390	17,792	38,308	0.29%	215.31%	6,114,172	14,627	39,343	0.24%	268.98%
Total Loans Held for Sale	2,255,096	—	—	—%	—%	2,117,510	—	—	—%	—%	2,301,821	—	—	—%	—%
Total Portfolio	$8,978,374	$19,171	$39,221	0.21%	204.59%	$8,259,900	$17,792	$38,308	0.22%	215.31%	$8,415,993	$14,627	$39,343	0.17%	268.98%

(1) Commercial & industrial loans, including owner occupied commercial real estate.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	For the Quarter Ended
	Q2	Q1	Q2
	2017	2017	2016
Originated Loans
Commercial & Industrial (1)	$1,840	$(45)	$41
Residential	69	31	—
Other Consumer	24	—	5
Total Net Charge-offs (Recoveries) from Originated Loans	1,933	(14)	46
Loans Acquired
Bank Acquisitions	(121)	518	874
Loan Purchases	—	—	—
Total Net Charge-offs (Recoveries) from Acquired Loans	(121)	518	874
Total Net Charge-offs from Loans Held for Investment	1,812	504	920
Total Net Charge-offs (Recoveries) from BankMobile Loans (2)	148	(22)	140
Total Net Charge-offs	$1,960	$482	$1,060

(1) Commercial & industrial loans, including owner occupied commercial real estate.
(2) Includes activity for BankMobile related loans, primarily overdrawn deposit accounts.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
SEGMENT REPORTING - UNAUDITED
(Dollars in thousands)

	Three months ended June 30, 2017
	Community Business Banking	BankMobile	Consolidated
Interest income (1)	$91,107	$2,745	$93,852
Interest expense	25,228	18	25,246
Net interest income	65,879	2,727	68,606
Provision for loan losses	535	—	535
Non-interest income	6,971	11,420	18,391
Non-interest expense	30,567	19,846	50,413
Income (loss) before income tax expense (benefit)	41,748	(5,699)	36,049
Income tax expense (benefit)	14,493	(2,166)	12,327
Net income (loss)	27,255	(3,533)	23,722
Preferred stock dividends	3,615	—	3,615
Net income (loss) available to common shareholders	$23,640	$(3,533)	$20,107

(1) - Amounts reported include funds transfer pricing of $2.7 million, a non-GAAP allocation of interest income, for the three months ended June 30, 2017 credited to BankMobile for the value provided to the Community Business Banking segment for the use of low/no cost deposits. The discontinued operations loss disclosed on the income statement does not consider the funds transfer pricing benefit of the deposits.

	Six months ended June 30, 2017
	Community Business Banking	BankMobile	Consolidated
Interest income (1)	$169,938	$7,008	$176,946
Interest expense	45,883	39	45,922
Net interest income	124,055	6,969	131,024
Provision for loan losses	3,585	—	3,585
Non-interest income	12,398	28,746	41,144
Non-interest expense	60,714	39,064	99,778
Income (loss) before income tax expense (benefit)	72,154	(3,349)	68,805
Income tax expense (benefit)	20,609	(1,273)	19,336
Net income (loss)	51,545	(2,076)	49,469
Preferred stock dividends	7,229	—	7,229
Net income (loss) available to common shareholders	$44,316	$(2,076)	$42,240

As of June 30, 2017
Goodwill and other intangibles	$3,633	$13,982	$17,615
Total assets	$10,815,752	$67,796	$10,883,548
Total deposits	$7,021,922	$453,441	$7,475,363
(1) - Amounts reported include funds transfer pricing of $7.0 million, a non-GAAP allocation of interest income, for the six months ended June 30, 2017 credited to BankMobile for the value provided to the Community Business Banking segment for the use of low/no cost deposits. The discontinued operations loss disclosed on the income statement does not consider the funds transfer pricing benefit of the deposits.

BankMobile has been reported as discontinued operations in Customers’ 2017 and 2016 consolidated financial results.

At June 30, 2017, Customers anticipates that cash, securities, or loans (or a combination thereof) with a market value equal to the amount of BankMobile deposits at the time the anticipated sale closes will be included in the net assets transferred pursuant to the terms of the contemplated purchase and sale agreement.

BankMobile segment results were not material to Customers’ consolidated financial results for the three and six months ended June 30, 2016.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
(Dollars in thousands, except per share data)
Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our financial results, which we believe enhance an overall understanding of our performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.
The following tables present reconciliations of GAAP to Non-GAAP measures disclosed within this document.

Core Net Income - CAGR
	YTD June 2017	2016	2015	2014	2013	2012	2011
GAAP Net income from continuing operations	$55,876	$87,707	$63,073	$44,532	$32,910	$23,818	3,990
Preferred stock dividends	7,229	9,515	2,493	—	—	—	—
Net income from continuing operations available to common shareholders	48,647	78,192	60,580	44,532	32,910	23,818	3,990
Reconciling Items:
Impairment losses on investment securities	4,585	7,262	—	—	—	—	—
(Gains) losses on sale of investment securities	(3,183)	(25)	85	(3,191)	(1,274)	(9,017)	(2,731)
Tax effect	(533)	10	(32)	1,323	446	3,065	854
Core Net Income	$49,516	$85,439	$60,633	$42,664	$32,082	$17,866	$2,113
CAGR	101%

Pre-tax Pre-provision Return on Average Assets
	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016
GAAP Net Income	$23,722	$25,747	$19,828	$21,207	$19,483
Reconciling Items:
Provision for loan losses	535	3,050	187	88	786
Income tax expense	12,327	7,009	9,320	14,558	12,964
Pre-Tax Pre-provision Net Income	$36,584	$35,806	$29,335	$35,853	$33,233

Average Total Assets	$10,265,333	$9,607,541	$9,339,158	$9,439,573	$9,259,192

Pre-tax Pre-provision Return on Average Assets	1.43%	1.51%	1.25%	1.51%	1.44%

Pre-tax Pre-provision Return on Average Common Equity
	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016
GAAP Net Income Available to Common Shareholders	$20,107	$22,132	$16,213	$18,655	$17,421
Reconciling Items:
Provision for loan losses	535	3,050	187	88	786
Income tax expense	12,327	7,009	9,320	14,558	12,964
Pre-tax Pre-provision Net Income Available to Common Shareholders	$32,969	$32,191	$25,720	$33,301	$31,171

Average Total Shareholders' Equity	$898,513	$867,994	$834,480	$710,403	$655,051
Reconciling Item:
Average Preferred Stock	(217,471)	(217,471)	(217,493)	(148,690)	(118,793)
Average Common Equity	$681,042	$650,523	$616,987	$561,713	$536,258

Pre-tax Pre-provision Return on Average Common Equity	19.42%	20.07%	16.58%	23.59%	23.38%

Net Interest Margin, tax equivalent	Six months ended June 30,
	2017	2016	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016
GAAP Net interest income	$131,040	$120,792	$68,616	$62,424	$64,134	$64,590	$63,161
Tax-equivalent adjustment	197	202	104	93	92	96	98
Net interest income tax equivalent	$131,237	$120,994	$68,720	$62,517	$64,226	$64,686	$63,259

Average total interest earning assets	$9,575,924	$8,521,360	$9,889,901	$9,258,457	$9,007,206	$9,103,560	$8,973,488

Net interest margin, tax equivalent	2.76%	2.85%	2.78%	2.73%	2.84%	2.83%	2.83%

Tangible Common Equity to Average Tangible Assets
	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016
GAAP - Total Shareholders' Equity	$910,289	$879,817	$855,872	$789,811	$680,552
Reconciling Items:
Preferred Stock	(217,471)	(217,471)	(217,471)	(217,549)	(135,270)
Goodwill and Other Intangibles	(17,615)	(17,618)	(17,621)	(16,924)	(17,197)
Tangible Common Equity	$675,203	$644,728	$620,780	$555,338	$528,085

Average Total Assets	$10,265,333	$9,607,541	$9,339,158	$9,439,573	$9,259,192
Reconciling Items:
Average Goodwill and Other Intangibles	(17,616)	(17,620)	(16,847)	(17,101)	(6,037)
Average Tangible Assets	$10,247,717	$9,589,921	$9,322,311	$9,422,472	$9,253,155

Tangible Common Equity to Average Tangible Assets	6.59%	6.72%	6.66%	5.89%	5.71%

Tangible Book Value per Common Share
	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016
GAAP - Total Shareholders' Equity	$910,289	$879,817	$855,872	$789,811	$680,552
Reconciling Items:
Preferred Stock	(217,471)	(217,471)	(217,471)	(217,549)	(135,270)
Goodwill and Other Intangibles	(17,615)	(17,618)	(17,621)	(16,924)	(17,197)
Tangible Common Equity	$675,203	$644,728	$620,780	$555,338	$528,085

Common shares outstanding	30,730,784	30,636,327	30,289,917	27,544,217	27,286,833

Tangible Book Value per Common Share	$21.97	$21.04	$20.49	$20.16	$19.35

Tangible Book Value per Common Share - CAGR
	Q2 2017	2016	2015	2014	2013	2012	2011
GAAP - Total Shareholders' Equity	$910,289	$855,872	$553,902	$443,145	$386,623	$269,475	$147,748
Reconciling Items:
Preferred Stock	(217,471)	(217,471)	(55,569)	—	—	—	—
Goodwill and Other Intangibles	(17,615)	(17,621)	(3,651)	(3,664)	(3,676)	(3,689)	(3,705)
Tangible Common Equity	$675,203	$620,780	$494,682	$439,481	$382,947	$265,786	$144,043

Common shares outstanding	30,730,784	30,289,917	26,901,801	26,745,529	26,646,566	20,305,452	12,482,451

Tangible Book Value per Common Share	$21.97	$20.49	$18.39	$16.43	$14.37	$13.09	$11.54
CAGR	12%